As filed with the U.S. Securities and Exchange Commission on June 21, 2022                                                               Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ModivCare Inc.

(Exact name of registrant as specified in its charter)

Delaware	86-0845127
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor
Denver, Colorado 80237

(303) 728-7030

(Address of principal executive offices, including zip code)

ModivCare Inc. Employee Stock Purchase Plan

(Full titles of the plans)

Jonathan B. Bush
Senior Vice President, General Counsel & Secretary
 6900 Layton Avenue, 12th Floor
Denver, Colorado 80237
(303) 728-7030

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copy to:

Scott A. Berdan, Esq.
Polsinelli PC
1401 Lawrence Street, Suite 2300

Denver, Colorado 80202
(303) 583-8235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

Not required to be filed with this Registration Statement.

Item 2. Registration Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission” or the “SEC”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 1, 2022;

(b)	the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 5, 2022;

(c)	the Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2022, February 4, 2022, February 14, 2022, June 14, 2022 and June 15, 2022;

(d)	The description of the Registrant’s common stock, which is contained in a Registration Statement on Form 8-A filed with the Commission on December 10, 2008 (File No. 001-34221) under the Exchange Act, including any amendment or report filed for the purpose of updating such description including Exhibit 4.1 filed with the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 1, 2021; and

(e)	All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL. The Registrant’s Certificate of Incorporation also provides that the Registrant must indemnify its directors and officers to the fullest extent permitted by Delaware law and advance expenses to its directors and officers in connection with a legal proceeding to the fullest extent permitted by Delaware law, subject to certain exceptions. The Registrant maintains directors’ and officers’ insurance for its directors, officers and some employees for specified liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.         Exhibits.

Exhibit No.	Exhibit Description
4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on December 9, 2011 (Incorporated by reference to Exhibit 3.1  to the Registrant’s annual report on Form 10-K filed with the SEC on March 1, 2021).

4.2

Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant, dated as of May 6, 2015 (Incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 7, 2015).

4.3

Second Amendment to the Second Amended and Restated Certificate of Incorporation of the Registrant, effective January 6, 2021 (Incorporated by reference to Exhibit 3.1 to the     Registrant’s current report on Form 8-K filed with the SEC on January 6, 2021).

4.4

Amended and Restated Bylaws of the Registrant, effective January 6, 2021 (Incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the SEC on January 6, 2021).

5.1	Opinion of Polsinelli PC.
23.1	Consent of KPMG LLP, independent registered public accounting firm.
23.2	Consent of Deloitte & Touche LLP (Mercury Parent, LLC financial statements)
23.3	Consent of Polsinelli PC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this Form S-8).
99.1	Employee Stock Purchase Plan (Incorporated by reference to Appendix B to the Registrant’s definitive proxy statement filed with the SEC under cover of Schedule 14A on May 2, 2022).
107	Fee Table

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 21, 2022.

MODIVCARE INC.

By:   /s/ Jonathan B. Bush

Jonathan B. Bush

Senior Vice President, General Counsel & Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Daniel E. Greenleaf and L. Heath Sampson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Daniel E. Greenleaf Daniel E. Greenleaf	Chief Executive Officer and Director (Principal Executive Officer)	June 21, 2022

/s/ L. Heath Sampson L. Heath Sampson	Chief Financial Officer (Principal Financial Officer)	June 21, 2022

/s/ Kenneth Shepard Kenneth Shepard	Chief Accounting Officer (Principal Accounting Officer)	June 21, 2022

/s/ Christopher S. Shackelton Christopher S. Shackelton	Chairman of the Board	June 21, 2022

/s/ Todd J. Carter Todd J. Carter	Director	June 21, 2022

/s/ David A. Coulter David A. Coulter	Director	June 21, 2022

/s/ Richard A. Kerley Richard A. Kerley	Director	June 21, 2022

/s/ Leslie V. Norwalk Leslie V. Norwalk	Director	June 21, 2022

/s/ Frank J. Wright Frank J. Wright	Director	June 21, 2022

/s/ Rahul Samant Rahul Samant	Director	June 21, 2022

/s/ Stacy Saal Stacy Saal	Director	June 21, 2022

/s/ Garth Graham Garth Graham	Director	June 21, 2022